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                                                   EXHIBIT 10.19

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                               SERVICES AGREEMENT

                                 BY AND BETWEEN

                    IMPERIAL CREDIT MORTGAGE HOLDINGS, INC.

                                      AND

                   ICI FUNDING CORPORATION, ON THE ONE HAND,

                                      AND

                        IMPERIAL CREDIT ADVISORS, INC.,

                               ON THE OTHER HAND,

                                  DATED AS OF

                               DECEMBER 29, 1997

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                               SERVICES AGREEMENT


     This SERVICES AGREEMENT (this "Agreement") is made as of this 29th day of December, 1997 by and between IMPERIAL CREDIT MORTGAGE HOLDINGS, INC., a Maryland corporation ("IMH"), and ICI FUNDING CORPORATION, a California corporation (AICIFC"), on the one hand, and IMPERIAL CREDIT ADVISORS, INC., a California corporation ("ICAI"), on the other hand.

     For good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

     1.   Services.  From the date hereof, up to and including December 19,
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1998, (the "Initial Term"), ICAI will perform those services (the "Services")
requested by either ICIFC or IMH, as the case may be, all as enumerated on Exhibit "A" attached hereto. This Agreement is renewable annually, at the option of the parties, after the completion of the Initial Term. ICAI will continue to perform the Services until the last day of the month (the "Termination Date") following the month in which either ICIFC or IMH, as the case may be, provides ICAI with a written notice of its election to terminate any aspect of the Services. Any partial termination shall be reflected in a revised Exhibit AA" as agreed by the parties. ICAI will have no further duty to perform the Services after the Termination Date.

     2.   Compensation.  ICIFC or IMH, as the case may be, will pay ICAI's fees
          ------------
for enumerated Services pursuant to the schedule of charges set forth on Exhibit "B" attached hereto, and for any other Services, either ICIFC or IMH, as the case may be, will pay ICAI fees which will be determined by the parties and will vary depending on the Services utilized. ICAI will provide either ICIFC or IMH, as the case may be, with an invoice for the Services not later than thirty (30) days following the close of any fiscal period in which such Services are rendered.

     3.   Documentation and Disputes.  In the event that any of ICAI's charges
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are based upon hourly rates or upon allocation of a combined cost, either ICIFC or IMH, as the case may be, will be provided upon request with documentation supporting the amount charged and will be entitled to contest any charge, provided that IMH timely pays all contested amounts.

     4.   Confidential Information.  (a)  The parties agree:  (i) to hold in
          ------------------------
trust and maintain confidential, (ii) not to disclose to others without prior written approval from the disclosing party, and (iii) to prevent duplication of and disclosure to any other party, any Information received from the disclosing party or developed, presently held or continued to be held, or otherwise obtained, by the receiving party under this Agreement.

          (b) "Information" shall mean all results of the Services, all information disclosed by either party orally, visually, in writing, or in other tangible form, including, but not limited to, technical, economic plans, computer Information data bases, and the like in connection with this Agreement.

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          (c) The foregoing obligations of confidentiality, non-disclosure and non-use shall not apply to any Information to the extent that the obligated party can show that: (i) such Information is or becomes knowledge generally available to the public other than through the acts or omissions of the obligated party; (ii) such Information is subsequently received by the obligated party on a non-confidential basis from a third party who did not receive it directly or indirectly from the disclosing party; (iii) such Information is developed independently by the obligated party without reference to the Information; or (iv) disclosure of such Information is required under applicable law or regulations.

     Specific elements of Information shall not be deemed to come under the above exceptions merely because they are embraced by more general Information which is or becomes public knowledge.

     5.   Standard of Care.  ICAI shall perform the Services for either ICIFC or
          ----------------
IMH, as the case may be, with the same degree of care, skill and prudence customarily exercised by it for its own operations.

     6.   Indemnification.  ICAI shall indemnify, defend and hold each of ICIFC
          ---------------
and IMH, as the case may be,, and their respective directors, officers and employees harmless from and against all direct damages, losses and out-of-pocket expenses (including reasonable legal fees) caused by or arising out of gross negligence or willful misconduct in the performance of any obligation or agreement of ICAI hereunder.

     7.   Assignment or Transfer.  Neither ICIFC or IMH, on the one hand, nor
          ----------------------
ICAI on the other hand shall assign or transfer any of its rights under this Agreement without the prior written approval of the other, except no such approval shall be required for an assignment to an affiliate or a successor to all or a substantial portion of the assets or the business of either party, provided that such affiliate or successor assumes such party's obligations hereunder with respect to the rights assigned or transferred.

     8.   Notices.  All notices, requests, demands and other communications
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provided for hereunder shall be in writing (including telegraphic or facsimile communications) and shall be mailed (return receipt requested), telegraphed, sent by facsimile or delivered to each party at the address set forth as follows, or at such other address as either party may designate by notice to the other, and any such notice, request, demand or other communication shall be effective upon receipt. All payments required in this Agreement shall be paid to and delivered to the party as provided herein for notice.

If to IMH or ICIFC:    Imperial Credit Mortgage Holdings, Inc.
                       20371 Irvine Avenue
                       Santa Ana Heights, California 92707
                       Telephone: (714) 556-0122
                       Facsimile:  (714) ________
                       Attention: Joseph R. Tomkinson
                       Chief Executive Officer

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If to ICAI:            Imperial Credit Advisors, Inc.
                       23550 Hawthorne Boulevard
                       Building 1, Suite 240
                       Torrance, California  90505
                       Telephone:  (310) 791-8040
                       Facsimile:  (310) 791-8230
                       Attention:  Irwin L. Gubman, Esq.
                       General Counsel

     9.   Severability.  In the event any provision of this Agreement is held
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invalid or unenforceable, such holding shall not invalidate nor render unenforceable any other provision hereof.

     10.  Governing Law.  This Agreement shall be construed in accordance with
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the laws of the State of California.

     11.  Reference Provision.
          -------------------

          (a) Each controversy, dispute or claim between the parties arising out of or relating to this Agreement, which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to the Agreement gives written notice to all other parties that a controversy, dispute or claim exists) , will be settled by a reference proceeding in Orange County, California, in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor section ("CCP") , which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court of Orange County (the "Court"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Orange County Superior Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one preemptory challenge pursuant to CCP
170.6. The referee shall (a) be requested to set the matter for hearing within sixty (60) days after the Claim Date and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety
(90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP 644 in any court in the State of California having jurisdiction. Any party may apply for a reference at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken

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by either party upon seven (7) days written notice, and, request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties.

          (b) Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

          (c) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

          (d) In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Orange County Superior Court, in accordance with the California Arbitration Act, Sections 1280 through 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

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     12.  Counterparts.  This Agreement may be, executed in any number of
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counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.


IN WITNESS WHEREOF, this Services Agreement is made as of the day and year first above written.


                    IMPERIAL CREDIT MORTGAGE HOLDINGS, INC.


                         By: /s/ Joseph R. Tomkinson
                             _______________________________
                             Name:   Joseph R. Tomkinson
                             Title:  Chief Executive Officer



                    ICI FUNDING CORPORATION


                         By: /s/ Joseph R. Tomkinson
                             _______________________________
                             Name:   Joseph R. Tomkinson
                             Title:  Chief Executive Officer



                    IMPERIAL CREDIT INDUSTRIES, INC.


                         By: /s/ H. Wayne Snavely
                             _______________________________
                             Name:   H. Wayne Snavely
                             Title:  Chairman

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                                   EXHIBIT A

                              SCHEDULE OF SERVICES


Human Resources
---------------

Payroll
401K Profit Sharing
ESOP
Employment Services
Industrial Relation Services
Compensation Consulting
Grievance Resolution
Organization, Development and Training

Data and Phone Communication Services
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_____________________________

_____________________________

_____________________________

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                                   EXHIBIT B

                                SCHEDULE OF FEES

Human Resources
---------------

All human resources services, including payroll, 401K profit sharing, ESOP, employment services, industrial relation services, compensation consulting, grievance resolution, and organization, development and training

$100 per month per employee employed at the end of each month


Data and Phone Communication Services
-------------------------------------

All data and phone communication services, including __________________________.

$135 per hour, plus expenses, for time spent working on projects for IMH and any of their subsidiaries and/or affiliates.

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